EXHIBIT 99.1

Intelligent Systems Announces Third Quarter 2007 Results

NORCROSS, Ga., Nov. 14, 2007 (PRIME NEWSWIRE) -- Intelligent Systems Corporation (AMEX:INS) (www.intelsys.com) announced today the financial results for its third quarter and year-to-date periods ended September 30, 2007.

Total revenue for the three months ended September 30, 2007 was $5.8 million, an increase of 67% compared to the same period in 2006. Revenue for the nine month period ended September 30, 2007 was $13.7 million, an increase of 15% over the year-to-date period in 2006. Net loss was $982,000 ($0.22 loss per basic share) for the three month period ended September 30, 2007 compared to net income of $7.0 million ($1.57 earnings per basic share) in the same period in 2006. For the year-to-date period ended September 30, 2007, net loss was $2.0 million ($0.45 loss per basis share) compared to net income of $5.8 million ($1.29 earnings per basic share) in the respective period in 2006.

The financial results between periods are not directly comparable due to two previously disclosed transactions which resulted in significant non-recurring income in the quarter and year-to-date periods ended September 30, 2006. On July 31, 2006, the Company sold the business of its QS Technologies subsidiary which resulted in a net gain on the sale of $4.9 million. A second transaction, the sale of the Company's interest in privately held Horizon Software International, Inc. in August 2006 resulted in an investment gain of $2.6 million. Additionally, as a result of the sale of the QS Technologies business and in conformity with applicable accounting standards, the Company classified the QS business as Discontinued Operations for all periods reported in 2007 and 2006. The financial results reported for the Company's Continuing Operations for the three and nine-month periods ended September 30, 2007 and 2006 include the consolidated results of its remaining three subsidiaries: VISaer, Inc., CoreCard Software, Inc. and ChemFree Corporation.

The substantial increase in revenue growth reported for both the quarter and year-to-date periods in 2007 reflects the successful roll-out of a national program by a new customer at the Company's ChemFree subsidiary. ChemFree achieved record sales volume of its SmartWasher(r) parts washer product in the third quarter of 2007.

J. Leland Strange, president and chief executive officer of Intelligent Systems, said, "The strong performance by our ChemFree operations in the second and third quarter of 2007 was very gratifying, although the sharp increase in revenue is unlikely to represent a sustained trend line. While we continue to invest in and make progress developing and strengthening our product offerings at our CoreCard Software and VISaer subsidiaries, we have not achieved meaningful growth in revenue from new software license sales in 2007."

The Company expects to file its Form 10-QSB for the quarter ended September 30, 2007 with the Securities and Exchange Commission by the end of the day today. For additional information about the Company's reported results, investors will be able to access the Form 10-QSB on the Company's website at www.intelsys.com or at the SEC site, www.sec.gov. In keeping with prior practice, the Company may schedule investor conference calls from time to time as appropriate and will announce future conference calls in advance.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation (AMEX:INS) has identified, created, operated and grown early stage technology companies. The Company has operations and investments in the information technology and industrial products industries. The Company's consolidated subsidiaries include VISaer, Inc. (www.visaer.com), CoreCard Software, Inc. (www.corecard.com), (both software companies) and ChemFree Corporation (www.chemfree.com) (an industrial products company). Further information is available on the company's website at www.intelsys.com, or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in financial markets, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies, the impact of events such as rising gas prices that could impact the aviation industry, the price of certain plastics components and the company's other worldwide market opportunities, other geopolitical or military actions, and general economic conditions, particularly those that cause businesses to delay or cancel purchase decisions.

                 CONSOLIDATED STATEMENTS OF OPERATIONS
     (unaudited; in thousands, except share and per share amounts)

                 Three Months Ended 9/30,    Nine Months Ended 9/30,
 ---------------------------------------------------------------------
                     2007         2006         2007         2006
 ---------------------------------------------------------------------
 Revenue
   Products       $    4,667   $    2,464   $   10,325   $    6,656
   Services            1,127          996        3,375        5,233
 ---------------------------------------------------------------------
     Total
      revenue          5,794        3,460       13,700       11,889
     Total cost
      of revenue       3,317        1,605        7,236        5,798
 Expenses
   Marketing           1,057          545        2,083        1,577
   General &
    administrative     1,113          868        3,011        2,833
   Research &
    development        1,275        1,390        3,704        4,279
 ---------------------------------------------------------------------
 Loss from
  operations            (968)        (948)      (2,333)      (2,598)
 ---------------------------------------------------------------------
   Interest
    income
    (expense), net        33           (7)         130          (68)
   Investment
    income
    (loss), net           --        2,638(a)        81        2,645(a)
   Equity in
    earnings of
    affiliate
    companies              6          188           48          351
   Other income
    (loss), net          (31)         (45)         (38)          (8)
 ---------------------------------------------------------------------
 Income (loss)
  from continuing
  operations
  before tax            (960)       1,826       (2,112)         322
 ---------------------------------------------------------------------
 Income tax               22           --           22           --
 ---------------------------------------------------------------------
 Income (loss)
  from continuing
  operations            (982)       1,826       (2,134)         322
 =====================================================================
 Income from
  discontinued
  operations              --          317           --          600
 Gain on sale of
  discontinued
  operations              --        4,873(b)        97        4,873(b)
 =====================================================================
 Net income
  (loss)          $     (982)  $    7,016   $   (2,037)  $    5,795
 =====================================================================
 Income (loss)
  per share -
  continuing
  operations:
   Basic          $    (0.22)  $     0.41   $    (0.47)  $     0.07
   Diluted        $    (0.22)  $     0.40   $    (0.47)  $     0.07
 =====================================================================
 Income per
  share -
  discontinued
  operations:
   Basic                  --   $     1.16   $     0.02   $     1.22
   Diluted                --   $     1.12   $     0.02   $     1.18
 =====================================================================
 Income (loss)
  per share:
   Basic          $    (0.22)  $     1.57   $    (0.45)  $     1.29
   Diluted        $    (0.22)  $     1.52   $    (0.45)  $     1.25
 =====================================================================
 Basic weighted
  average shares
  outstanding      4,478,971    4,478,971    4,478,971    4,478,971
 Diluted
  weighted
  average shares
  outstanding      4,478,971    4,615,619    4,478,971    4,620,552
 =====================================================================

 (a) Includes gain of $2.6 million on sale of Horizon Software investment.
 (b) Gain of $4.9 million on sale of QS Technologies business.

                      CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share amounts)

                                           September 30,  December 31,
                                               2007         2006
 ---------------------------------------------------------------------
 ASSETS                                     (unaudited)
 ---------------------------------------------------------------------
 Current assets:
   Cash                                     $    2,563   $    2,136
   Accounts receivable, net                      2,742        2,006
   Notes and interest receivable, current
    portion                                        531        3,445
   Inventories                                   1,098          904
   Other current assets                            780        1,072
 ---------------------------------------------------------------------
     Total current assets                        7,714        9,563
 ---------------------------------------------------------------------
 Long-term investments                           1,222        1,174
 Notes receivable, net of current portion          476          841
 Property and equipment, at cost less
  depreciation                                   1,691        1,009
 Goodwill, net                                   2,047        2,047
 Other intangibles, net                            325          359
 Other assets, net                                  17           17
 ---------------------------------------------------------------------
 Total assets                               $   13,492   $   15,010
 =====================================================================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 ---------------------------------------------------------------------
 Current liabilities:
   Note payable                             $      156   $       --
   Accounts payable                              2,275        1,558
   Deferred revenue                              2,618        3,094
   Accrued payroll                                 965          974
   Accrued expenses and other current
    liabilities                                  1,369        1,088
 ---------------------------------------------------------------------
     Total current liabilities                   7,383        6,714
 ---------------------------------------------------------------------
 Other long-term liabilities                       213          356
 Minority interest                               1,516        1,516
 ---------------------------------------------------------------------
 Total stockholders' equity                      4,380        6,424
 ---------------------------------------------------------------------
 Total liabilities and stockholders'
  equity                                    $   13,492   $   15,010
 =====================================================================

CONTACT:  Intelligent Systems Corporation
          Bonnie Herron
          770/564-5504
          bherron@intelsys.com